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                                                                   Exhibit 99.1


MONDAY MAY 1, 12:18 PM EASTERN TIME

COMPANY PRESS RELEASE

eLINEAR ANNOUNCES LETTER OF INTENT TO ACQUIRE GENESYS DEVELOPMENT CORPORATION

WESTMINSTER, Colo.--(BUSINESS WIRE)--May 1, 2000--eLinear, a wholly owned subsidiary of Kinetiks.com (OTCBB:KNET), announced today the signing of a letter of intent to acquire Genesys Development Corporation, a full-service Internet consulting firm based in Louisville, Kentucky.

"This acquisition is a reflection of our focus on building a national presence to support our expanding client base," said Jon Ludwig, CEO of eLinear. "With headquarters in Louisville and a field office in Cincinnati, Genesys is a perfect match for our second-tier market focus. Genesys has built a superb team over the past five years, with strong delivery capabilities in SQL, ASP, Visual Basic and Cold Fusion; these areas of expertise will greatly expand eLinear's ability to deliver solutions to our clients regardless of their existing development environment."

The Genesys acquisition is evidence of execution of eLinear's integrated business model and demonstrates a growth plan balanced by internal growth through new office start-ups and external growth via strategic acquisitions. Earlier this year, eLinear completed the start-up of two new field offices in Ft. Lauderdale, Florida, and Houston, Texas. Since then, eLinear has set up corporate headquarters and an additional sales office in Tampa, Fla.

"As part of the eLinear team, we will leverage our combined strengths to penetrate entirely new markets for our e-commerce and Internet consulting and design work," said Brian Keinsley, co-founder of Genesys.

"eLinear is a premier provider of e-business solutions and we're excited about extending our capabilities to our existing clients across a breadth of platforms and channels," said Keith Norton, co-founder of Genesys. "In addition, our belief in the value of investing in people is very similar to that of eLinear. Through the utilization of individuals in multi-disciplinary teams, we can make the most of their creative, strategic, and technical knowledge. We attribute Genesys' success to this kind of corporate culture."

"Genesys represents a good strategic match for us as it mirrors our focus on an efficient, rapidly growing, profitable business model," said Paul Piciocchi, Vice President of Mergers & Acquisitions. "I am very pleased with the technical and cultural fit that Genesys represents for eLinear."

Genesys' staff will be integrated into eLinear's central region, managed by Bill Ivins, Central Region Vice President. This transaction is subject to certain conditions, including the obtaining of satisfactory financing by Kinetiks.com of the cash portion of the purchase price and




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satisfactory due diligence by eLinear's accounting and legal teams. At the completion of due diligence, merger agreements will be executed and Genesys Development Corporation is expected to become eLinear - Louisville and eLinear
- Cincinnati. About eLinear:

eLinear is a full-service Internet consulting firm, offering e-commerce consulting, design and development services to clients ranging from Fortune 500 companies to start-up dot com enterprises. Since 1997, eLinear has focused on maximizing its clients ROII, or Return on Internet Investment. Additional information is available at www.elinear.com or by calling 303/543-1408.

About Genesys:

Founded in 1995, Genesys Development Corporation has grown rapidly and profitably. Genesys provides a wide range of e-business services to its client base from strategy to design and implementation.

Statements in this release regarding eLinear business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties. eLinear's actual results could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Kinetiks.com's and eLinear's ability to successfully obtain financing for the acquisition, their ability to consummate the acquisition and their ability to successfully integrate and operate the acquired business. This information should also be read in conjunction with cautionary statements contained in Kinetiks' 10K.


------------------------
Contact:
     eLinear Corporation
     Paul Thomas, CFO, 303/543-1408




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